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                                                                   EXHIBIT 23(a)


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3) and related Prospectus of McDonald's Corporation for the registration of 10,000,000 shares of its common stock and stock appreciation rights related to its 2002 QSC Rewards Program and to the incorporation by reference therein of our report dated January 24, 2001, with respect to the consolidated financial statements and schedules of McDonald's Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ERNST & Young LLP

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Chicago, Illinois

March 14, 2002

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